UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2005

Horizon Offshore, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-16857 (Commission File Number)	76-0487309 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 361-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.02 Results of Operations and Financial Condition
Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
Financing Agreement
Recapitalization Letter Agreement
Amendment No. 11 to Loan Agreement
Second Amendment to Amended Loan Agreement
Third Amendment to Loan Agreement
Amendment No. 1 to Rights Agreement
Press Release dated March 31, 2005

Item 1.01 Entry into Material Definitive Agreement

Financing Agreement and Recapitalization Letter Agreement

      On March 31, 2005, we implemented the first step of our previously announced recapitalization plan by entering into a Financing Agreement (the “Financing Agreement”) with Manchester Securities Corp. (“Manchester”), as a lender and agent for the other lenders thereunder (the “Lenders”). Manchester is an affiliate of Elliott Associates, L.P. and under common management with Elliott International, L.P., both of which are holders of our 16% and 18% Subordinated Secured Notes due March 31, 2007 (collectively, the “Subordinated Notes”) and shares of our Series A Redeemable Participating Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”). The Lenders are holders, or affiliates of holders, of the Subordinated Notes and shares of the Series A Preferred Stock. A copy of the Financing Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

      Pursuant to the Financing Agreement, the Lenders extended credit to us consisting of (a) a $30 million senior secured term loan A facility bearing interest at 15% per annum, payable monthly 10% in cash and 5% paid in-kind, maturing on March 31, 2007, and requiring a monthly principal payment of $500,000 beginning July 2005 and (b) a $40 million senior secured term loan B facility, bearing interest at 10% per annum, payable monthly 8% in cash and 2% paid in-kind and maturing on March 31, 2007. We paid a $1.4 million closing fee in connection with the new senior secured credit facility, and are required to pay quarterly, in cash, a loan servicing fee of 0.5% per annum based upon the aggregate unpaid principal balance of the loans. Upon an event of default under the new senior secured credit facility, the interest rate on each loan increases 2%, payable in cash on demand.

      The new senior secured credit facility is collateralized by the pledge of our equity interests in our subsidiaries that are loan parties to the financing agreement, our accounts receivable, first or second mortgages on all of our vessels, second liens on our Port Arthur and Sabine marine facilities, the cash securing the letter of credit under our contract with the Israel Electric Corporation, the outstanding claims and receivables from Pemex and Williams, and our future assets. The term loan A is repaid from the collateral securing the new senior secured credit facility in priority to the term loan B. The holders of the Subordinated Notes agreed to release the collateral that secured the Subordinated Notes in favor of the lenders under the new senior secured credit facility.

      The new senior secured credit facility has covenants that, among other things, subject to a few limited exceptions, require us to grant the lenders a security interest in any property we acquire and restrict our ability to issue additional capital stock, create additional liens, incur additional indebtedness, enter into affiliate transactions, dispose of assets, make any investments, pay dividends, make payments and settle our Pemex claims without the consent of the lenders. The new senior secured credit facility also has the same financial covenants as our existing credit facilities, which were amended in connection with the financing transaction as described below in this Item 1.01. In addition, any events of default under the new senior secured credit facility could result in acceleration of our indebtedness.

      We used the proceeds of the senior credit facilities to repay $25.6 million outstanding under our revolving credit facility with The CIT Group/Equipment Financing, Inc. (CIT Group) that was set to mature in May 2005, make a $2.0 million prepayment on our CIT Group term loan and pay approximately $3.0 million for closing costs and fees. We will use the balance of the proceeds from the financing transaction to provide working capital to support operations and for other general corporate purposes.

      In order to implement the second step of our recapitalization plan, we entered into a letter agreement (the “Recapitalization Letter Agreement”), dated as of March 31, 2005, with the holders of all of the Subordinated Notes. A copy of the Recapitalization Letter Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K. The Recapitalization Letter Agreement contemplates that we will use our best efforts to exchange 60 million shares of common stock and a class of mandatorily convertible preferred stock for approximately $85 million of Subordinated Notes and all outstanding shares of the Series A Preferred Stock. This equity will also be issued for the additional consideration described in Item 3.02 of this Current Report on From 8-K. The common and preferred stock issued in the debt for equity exchange will on an “as converted” basis be equivalent to 95% of our outstanding common stock after giving effect to the recapitalization transactions. For information on additional rights of the new series of preferred stock, see Item 3.02 of this Current Report on Form 8-K. The proposed recapitalization transactions would result in a change of control of our company and substantial dilution to our existing common stockholders. Accordingly, any investment in our common stock will continue to be highly speculative.

      The $25 million of Subordinated Notes that we expect to remain outstanding after the recapitalization transactions will accrue interest annually at 8% payable in-kind and mature on March 31, 2010. In addition, the documents governing the Subordinated Notes will be amended to delete certain covenants and events of default.

Amendments to Senior Loan Agreements

      In connection with closing the financing transaction, we amended all of the loan agreements with our senior lenders. We amended the loan agreement governing our term loan agented by CIT Group to extend the $15 million payment due in December 2005 to March 2006 and accelerate the maturity date of the loan from June 2006 until March 2006. Under this amended loan agreement, we also increased the interest rate to LIBOR plus 6% and are required to make monthly principal payments of $500,000 beginning in April 2005 with the principal balance due on March 31, 2006 and pay a closing fee equal to 1.5% of the outstanding principal term loan balance. In addition to maintaining all of their existing collateral, the CIT Group term loan lenders also obtained second or third liens on the assets collateralizing our new senior credit facility. We also amended the CIT Group term loan and all of our other loan agreements with our senior lenders to amend the definition of “Tangible Net Worth” so that non-cash losses due to asset impairments may be added back to the calculation of Tangible Net Worth. In addition, all of our senior lenders consented to the financing transaction. A copy of each of the following amendments to our senior loan agreements are attached as exhibits to this Current Report on Form 8-K:

•	Amendment No. 11 to Loan Agreement, dated as of March 31, 2005, to the Loan Agreement, dated as of December 30, 1998, as amended, with The CIT Group/Equipment Financing, Inc., as agent and for the other lenders specified therein.

•	Second Amendment to Amended and Restated Loan Agreement, dated as of March 31, 2005, with Wachovia Bank, National Association (successor by merger to SouthTrust Bank).

•	Third Amendment to Loan Agreement, dated as of March 31, 2005, with General Electric Capital Corporation of Tennessee.

Amendment to Rights Agreement

      On March 31, 2005, we entered into Amendment No. 1 (the “Amendment”) to that certain Rights Agreement (the “Rights Agreement”) dated January 11, 2002, with Mellon Investor Services, LLC., as Rights Agent, to exclude the Subordinated Note holders and their affiliates and associates from the definition of “Acquiring Person” in the Rights Agreement to ensure that the transactions contemplated by the Recapitalization Agreement do not cause a “Triggering Event” under the Rights Agreement. A copy of the Amendment is attached as Exhibit 10.6 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement

      On March 31, 2005, the execution of the Recapitalization Letter Agreement described in Item 1.01 of this Current Report on Form 8-K terminated the October 29, 2004 recapitalization letter agreement that we entered into with holders of the Subordinated Notes. The terminated recapitalization letter agreement contemplated that we would have proposed to our stockholders that the holders of the Subordinated Notes would have received common stock equivalent to 95% of our aggregate outstanding common stock, and that $45 million of the Subordinated Notes would have remained outstanding or be exchanged for new subordinated notes with terms and provisions acceptable to us and the note holders.

Item 2.02 Results of Operations and Financial Condition

      On March 31, 2005, we issued a press release announcing 2004 results. A copy of that press release is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

      The information provided in Item 1.01 of this Current Report on Form 8-K regarding the financial obligations that we incurred as a result of the execution of the Financing Agreement is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

      On March 31, 2005, pursuant to the Recapitalization Agreement, we agreed to issue to the holders of our Subordinated Notes 60 million shares of common stock and a new class of mandatorily convertible preferred stock in the exchange transaction described in Item 1.01 of this Current Report on Form 8-K. In addition to issuing these securities in exchange for approximately $85 million of Subordinated Notes and all outstanding shares of the Redeemable Preferred Stock, these securities will be issued in consideration of the holders of Subordinated Notes consenting to the financing transaction and release of collateral securing the Subordinated Notes, amending the terms of the Subordinated Notes that are expected to remain outstanding after the consummation of the exchange transaction and, if applicable, participating in the financing transaction as a lender. Upon an amendment to our certificate of incorporation to increase our authorized shares of common stock to one billion shares, the new series of preferred stock will mandatorily convert into a number of shares of common stock such that the common and preferred stock issued in the exchange transaction described above will on an “as converted” basis be equivalent to 95% of our outstanding common stock after giving effect to the exchange transaction. Prior to this mandatory conversion, the new series of preferred stock will have a liquidation preference equal to the greater of $40 million or the value of the shares of our common stock into which the preferred stock is convertible immediately prior to liquidation. In addition, if the new series of preferred stock is not mandatorily converted into common stock by March 31, 2011, we will be required to redeem the preferred stock for cash equal to $40 million increased at a rate of 10% per year, compounded quarterly, commencing June 30, 2005. A copy of the designation creating the new series of preferred stock is attached as Exhibit A to the Recapitalization Letter Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

      We intend to issue the shares of common stock and new series of preferred stock in reliance on exemptions from registration under the Securities Act of 1933, as amended, including Section 4(2) and Rule 506 promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

      The covenants set forth in the Financing Agreement described in Item 1.01 of this Current Report on Form 8-K, including the restrictions imposed on our ability to pay dividends, materially modify the rights of our common stockholders. If issued, the common stock and new series of preferred stock described in Item 3.02 of this Current Report on Form 8-K will result in significant dilution to our existing common stockholders, and the liquidation preference of the new preferred stock will be senior to the rights of our common stockholders upon our liquidation, dissolution or sale.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

10.1	Financing Agreement, dated as of March 31, 2005, by and among Horizon Offshore, Inc., Horizon Offshore Contractors, Inc., and Horizon Vessels, Inc., as borrowers, the guarantors specified therein, Manchester Securities Corp., as agent, and the other lenders specified therein.

10.2	Recapitalization Letter Agreement, dated as of March 31, 2005, by and among Horizon Offshore, Inc. and the holders of subordinated notes specified therein.

10.3	Amendment No. 11 to Loan Agreement, dated as of March 31, 2005, to the Loan Agreement, dated as of December 30, 1998, as amended, among Horizon Vessels, Inc., Horizon Offshore Contractors, Inc., Horizon Offshore, Inc., The CIT Group/Equipment Financing, Inc, as agent and for the other lenders specified therein.

10.4	Second Amendment to Amended and Restated Loan Agreement, dated as of March 31, 2005, among Horizon Vessels, Inc., Horizon Offshore, Inc., Horizon Offshore Contractors, Inc. and Wachovia Bank, National Association (as successor by merger to SouthTrust Bank).

10.5	Third Amendment to Loan Agreement, dated as of March 31, 2005, among Horizon Vessels International, Ltd. and General Electric Capital Corporation of Tennessee.

10.6	Amendment No. 1, dated as of March 31, 2005, to that certain Rights Agreement dated January 11, 2002, by and between Horizon Offshore, Inc. and Mellon Investor Services, LLC., as Rights Agent.

99.1	Press release of Horizon Offshore, Inc. dated March 31, 2005.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ David W. Sharp
David W. Sharp
Executive Vice President and Chief Financial Officer

Date: April 5, 2005

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
10.1	Financing Agreement, dated as of March 31, 2005, by and among Horizon Offshore, Inc., Horizon Offshore Contractors, Inc., and Horizon Vessels, Inc., as borrowers, the guarantors specified therein, Manchester Securities Corp., as agent, and the other lenders specified therein.

10.2	Recapitalization Letter Agreement, dated as of March 31, 2005, by and among Horizon Offshore, Inc. and the holders of subordinated notes specified therein.

10.3	Amendment No. 11 to Loan Agreement, dated as of March 31, 2005, to the Loan Agreement, dated as of December 30, 1998, as amended, among Horizon Vessels, Inc., Horizon Offshore Contractors, Inc., Horizon Offshore, Inc., The CIT Group/Equipment Financing, Inc, as agent and for the other lenders specified therein.

10.4	Second Amendment to Amended and Restated Loan Agreement, dated as of March 31, 2005, among Horizon Vessels, Inc., Horizon Offshore, Inc., Horizon Offshore Contractors, Inc. and Wachovia Bank, National Association (as successor by merger to SouthTrust Bank).

10.5	Third Amendment to Loan Agreement, dated as of March 31, 2005, among Horizon Vessels International, Ltd. and General Electric Capital Corporation of Tennessee.

10.6	Amendment No. 1, dated as of March 31, 2005, to that certain Rights Agreement dated January 11, 2002, by and between Horizon Offshore, Inc. and Mellon Investor Services, LLC., as Rights Agent.

99.1	Press release of Horizon Offshore, Inc. dated March 31, 2005.